Exhibit 99.1

PINNACLE ENTERTAINMENT ELECTS CHARLES ATWOOD TO ITS BOARD OF DIRECTORS

LAS VEGAS, NV, March 13, 2015 – Pinnacle Entertainment, Inc. (NYSE: PNK) announced today the election of Charles (“Chuck”) Atwood to the Company’s Board of Directors effective March 12, 2015.

Mr. Atwood is currently the Lead Trustee of the board of trustees for Equity Residential (NYSE: EQR), a REIT listed on the New York Stock Exchange and member of the S&P 500. He is also a member of the board of directors of Gala Coral Group, a private U.K.-based gaming company, and ALST Casino Holdings, LLC, a private Las Vegas-based gaming and hospitality company.

Mr. Atwood is an accomplished gaming industry executive, advisor and director. Prior to his current Board appointments, Mr. Atwood joined Harrah’s Entertainment, Inc. (currently known as Caesars Entertainment, Inc.) in 1979 and held numerous finance and development positions during his tenure at that company. He was Chief Financial Officer from 2001 to 2006, joined Harrah’s board of directors in July 2005, and became its Vice Chairman in 2006. Mr. Atwood retired as Vice Chairman of Harrah’s in December 2008.

James L. Martineau, Chairman of Pinnacle Entertainment’s Board of Directors, commented, “Following our Board’s approval in the Fall of 2014 to pursue a plan to separate the Company’s operating assets and its real estate assets into two publicly traded companies, we began a search process to identify a candidate for the Board who can augment its existing REIT experience. We believe we have found the ideal candidate in Chuck, who combines over a decade of real estate experience on the Board of Trustees of Equity Residential, over 30 years of operating experience in the gaming industry as an executive and board member at Harrah’s, and deep business acumen and financial knowledge. We believe Chuck’s ability to draw on these areas of expertise will benefit the shareholders of Pinnacle Entertainment. We welcome Chuck to the Board and look forward to his contributions toward our primary goal of maximizing shareholder value.

At the 2015 Annual Meeting of Stockholders, the Company’s stockholders will be asked to vote upon the election of the following directors to serve on its Board of Directors for the coming year: Charles Atwood, Stephen Comer, Bruce A. Leslie, James L. Martineau, Desirée Rogers, Anthony M. Sanfilippo, and Jaynie Miller Studenmund.

Mr. Martineau concluded, “On behalf of all of our Board members, we thank Richard Goeglein for his 12 years of service to the shareholders of Pinnacle Entertainment. Richard is transitioning from the Board after exemplary service and leadership, including four years as Chairman of the Board.”

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About Pinnacle Entertainment

Pinnacle Entertainment, Inc. owns and operates 15 gaming entertainment properties, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, and Ohio. The Company also holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

Cautionary Language Regarding Forward-Looking Statements

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, including statements regarding the Company’s ability to separate its real estate assets into a REIT and the timing thereof; ability to obtain financing in connection with the REIT transaction are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle cautions that the forward-looking statements contained herein are qualified by important factors and uncertainties that could cause actual results to differ materially from those reflected by such statements. Such factors and uncertainties include, but are not limited to those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Contacts:
Investor Relations	Media Relations
Vincent J. Zahn, CFA	Tracy West
Vice President	Vice President
Finance, Investor Relations & Treasury	Communications
702-541-7777/investors@pnkmail.com	702-541-7777/tracy.west@pnkmail.com